Exhibit 1.1

WAYSTAR HOLDING CORP.

[ • ] Shares of Common Stock

Underwriting Agreement

May [ • ], 2025

J.P. Morgan Securities LLC

Goldman Sachs & Co. LLC

Barclays Capital Inc.

As Representatives of the
     several Underwriters listed
     in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Certain stockholders named in Schedule 2 hereto (the “Selling Stockholders”) of Waystar Holding Corp., a Delaware corporation (the “Company”), propose to sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [ • ] shares (the “Underwritten Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and, at the option of the Underwriters, up to an additional [ • ] shares of Common Stock (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.” The shares of Common Stock to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock.”

The Company and the Selling Stockholders hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.            Registration Statement. The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-1 (File No. 333-[ • ]), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Securities Act as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated May [ • ], 2025 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means [ • ] P.M., New York City time, on May [ • ], 2025.

2.            Purchase of the Shares.

(a)           On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, each of the Selling Stockholders agrees, severally and not jointly, to sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of $[ • ] (the “Purchase Price”) from each of the Selling Stockholders the number of Underwritten Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Underwritten Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule 1 hereto by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder.

In addition, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, each of the Selling Stockholders agrees, severally and not jointly, as and to the extent indicated in Schedule 2 hereto, to sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from each such Selling Stockholder the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Selling Stockholders by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make. Any such election to purchase Option Shares shall be made in proportion to the maximum number of Option Shares to be sold by each Selling Stockholder as set forth in Schedule 2 hereto.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Selling Stockholders. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein unless such date is the same as the Closing Date.

(b)           The Selling Stockholders understand that the Underwriters intend to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. The Selling Stockholders acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c)           Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by each of the Selling Stockholders to the Representatives, on behalf of the Underwriters, in the case of the Underwritten Shares, at the offices of Latham & Watkins LLP, 555 Eleventh Street NW, Suite 1000, Washington, D.C. 20004-1304, at 10:00 A.M. New York City time on May [ • ], 2025, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Selling Stockholders may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date,” and the time and date for such payment for any Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Selling Stockholders. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(d)          Each of the Company and the Selling Stockholders acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s-length contractual counterparty to the Company and the Selling Stockholders with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Stockholders or any other person. Additionally, none of the Representatives or any other Underwriter is advising the Company, the Selling Stockholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby. The Company and the Selling Stockholders shall consult with their own advisors concerning such matters and each shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and none of the Representatives or the other Underwriters shall have any responsibility or liability to the Company or the Selling Stockholders with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Stockholders. Moreover, each Selling Stockholder acknowledges and agrees that, although the Representatives may be required or choose to provide certain Selling Stockholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Representatives and the other Underwriters are not making a recommendation to any Selling Stockholder to participate in the offering, enter into a “lock-up” agreement or sell any Shares at the price determined in the offering, and nothing set forth in such disclosures or documentation is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

3.            Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and Selling Stockholder that:

(a)            Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the applicable requirements of the Securities Act.

(b)            Pricing Disclosure Package. The Pricing Disclosure Package, as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)            Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or any document that complies with Rule 135 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus, if any, complies in all material respects with the applicable provisions of the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(d)            Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(e)            Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications (as defined below) and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications (as defined below). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of, or Rule 163B under, the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(f)            Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and, as of the Closing Date or any Additional Closing Date, will comply, in all material respects with the Securities Act, and did not, as of the applicable effective date, and will not, as of the Closing Date or any Additional Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus (including the Prospectus as amended and supplemented, as applicable) complied and will comply in all material respects with the applicable provisions of the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(g)            Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), and none of such documents, when read together with other information in the Registration Statement, the Prospectus and the Pricing Disclosure Package, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)            Financial Statements. The consolidated financial statements (including the related notes thereto) of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby; the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby; and all disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(i)            No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus: (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock and options or other equity awards to purchase shares of Common Stock granted under, or contracts or commitments pursuant to, the Company’s stock option and other employee benefit plans or the issuance of Common Stock upon the exercise of options or warrants and except as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus) or any material change in long-term debt (other than as a result of amortization payments required by the credit agreements governing the Credit Facilities (as defined in the Registration Statement), the accretion or amortization of discounts and issuance costs related to such long-term debt or intercompany debt) of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or any material adverse change, or any development that would reasonably be expected to involve a prospective material adverse change, in or affecting the business, properties, management, consolidated financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except, in each case of clauses (i) through (iii), as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j)            Organization and Good Standing. Each of the Company and each of its subsidiaries has been duly organized or incorporated and is validly existing and in good standing under the laws of its respective jurisdiction of formation or incorporation, is duly qualified to do business and is in good standing in each other jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, consolidated financial position or consolidated results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The subsidiaries listed in Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, include the only significant subsidiaries of the Company.

(k)            Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the section titled “Description of Capital Stock” in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus) and are owned directly or indirectly by the Company (other than director qualifying shares and except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (other than liens securing the Credit Facilities, together with any other documents, agreements or instruments delivered in connection therewith, or other liens described in the Registration Statement, the Pricing Disclosure Package and the Prospectus).

(l)            Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”) outstanding as of the date hereof, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and, to the knowledge of the Company (other than with respect to due execution and delivery by the Company), the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans and all applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Global Select Market (the “Nasdaq Market”), and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws.

(m)           Due Authorization. The Company has full corporate right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(n)           The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(o)            [Reserved].

(p)            Description of the Underwriting Agreement. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q)            No Violation or Default. Neither the Company nor any of its subsidiaries is: (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company and its subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)            No Conflicts. The execution, delivery and performance by the Company of this Agreement, the sale of the Shares by the Selling Stockholders and the consummation by the Company and the Selling Stockholders of the transactions contemplated by this Agreement or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company and its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)            No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the sale and delivery of the Shares by the Selling Stockholders and the consummation by the Company and the Selling Stockholders of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications (i) as have been obtained or made, (ii) as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters or (iii) as would not, individually or in the aggregate, reasonably be expected to materially adversely affect the consummation of the transactions contemplated by this Agreement.

(t)            Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, suits or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no such Actions that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect have been threatened by any governmental or regulatory authority or by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(u)            Independent Accountants. KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v)            Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens (excluding any liens created pursuant to the credit agreements governing the Credit Facilities), encumbrances, claims, defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w)            Intellectual Property. Except (i) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (A) the Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and copyrightable works, software (including artificial intelligence and machine learning systems, and related tools, models and technology (collectively, “AI Tools”)), know-how, trade secrets, systems, methods, processes, procedures and proprietary or confidential information (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (B) the Company (1) has at all times used, trained and developed AI Tools in compliance with, and all datasets used to train, validate and test the Company’s proprietary AI Tools have been obtained and used in compliance with, all applicable license terms and agreements and (2) has not used AI Tools to create or develop any products, services or Intellectual Property in a manner that resulted in a third party having exclusive ownership rights in such products, services or Intellectual Property; (C) to the knowledge of the Company, the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or conflict and, for the past three years has not, infringed, misappropriated or conflicted, in any material respect with the Intellectual Property rights of others, and, to the knowledge of the Company, the Company and its subsidiaries have not received any written notice of any claim of infringement of or conflict with any such rights of others; and (D) the Company and its subsidiaries take commercially reasonable measures to protect the confidentiality of their material trade secrets.

(x)            No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(y)            Investment Company Act. The Company is not required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(z)            Taxes. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have paid all federal, state, local and foreign taxes (other than taxes that are being contested in good faith) and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(aa)          Licenses and Permits. Except (i) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) as would not reasonably be expected to have a Material Adverse Effect, (A) the Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus and (B) none of the Company or any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course.

(bb)        No Labor Disputes. Except (i) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) as would not reasonably be expected to have a Material Adverse Effect, (A) no labor disturbance by, or dispute with, employees of the Company or any of its subsidiaries exists or, to the reasonable knowledge of the Company, is threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or any of its subsidiaries’ principal suppliers, contractors or customers and (B) none of the Company or any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(cc)         Certain Environmental Matters. Except (i) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) as would not reasonably be expected to have a Material Adverse Effect, (A) there are no claims against the Company or any of its subsidiaries alleging potential liability under or responsibility for violation of any Environmental Law (as defined below) related to their respective businesses, operations and properties, and their respective businesses, operations and properties are in compliance with applicable Environmental Laws; (B) none of the properties currently or formerly owned or operated by the Company or any of its subsidiaries is listed or, to the knowledge of the Company, proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency or any analogous foreign, state or local list; (C) there are no and, to the knowledge of the Company, never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials (as defined below) are being or have been treated, stored or disposed on any property currently owned or operated by the Company or any of its subsidiaries; (D) there is no asbestos or asbestos-containing material on or at any property currently owned or operated by the Company or any of its subsidiaries requiring investigation, remediation, mitigation, removal or assessment, or other response, remedial or corrective action, pursuant to Environmental Law; (E) there have been no Releases (as defined below) of Hazardous Material on, at, under or from any property currently or, to the knowledge of the Company, formerly owned or operated by the Company or any of its subsidiaries; (F) properties currently owned or operated by the Company or any of its subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (x) constitute a violation of, (y) require response or other corrective action under or (z) could be reasonably expected to give rise to liability under, Environmental Laws; (G) none of the Company or any of its subsidiaries is undertaking, and has not completed, either individually or together with other parties, any investigation, response or other corrective action relating to any actual or threatened Release of Hazardous Materials at any location, either voluntarily or pursuant to the order of any Governmental Authority (as defined below) or the requirements of any Environmental Law; and (H) all Hazardous Materials generated, used, treated, handled or stored at, or transported or arranged for transport to or from, any property or facility currently or, to the knowledge of the Company, formerly owned or operated by the Company or any of its subsidiaries have been disposed of in a manner that would not reasonably be expected to result in a liability to the Company under the Environmental Laws. As used herein: (1) “Environmental Laws” means any and all current or future federal, state, local and foreign statutes, laws, including common law, regulations or ordinances, rules, judgments, orders, decrees, permits licenses or restrictions imposed by a Governmental Authority relating to pollution or protection of the environment and protection of human health (to the extent relating to exposure to Hazardous Materials), including those relating to the generation, use, handling, storage, transportation, treatment or Release or threat of Release of Hazardous Materials; (2) “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, toxic mold, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated as “hazardous” or “toxic,” or as a “pollutant” or a “contaminant,” pursuant to any Environmental Law; (3) “Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material) into the environment or into, from or through any building or structure; and (4) “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(dd)         Compliance with ERISA. Except (i) as described in Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) as would not reasonably be expected to have a Material Adverse Effect, (A) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as (1) any organization which is a member of a controlled group of corporations or considered under common control and treated as one employer with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code or (2) any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA) would have any actual or contingent liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (C) for each Plan (excluding “multiemployer plans” within the meaning of Section 4001(a)(3) of ERISA) that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA (each, a “Pension Plan”), no such Pension Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 or Section 430 of the Code) applicable to such Pension Plan; (D) no Pension Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status,” “critical status” or “critical and declining status” (within the meaning of Section 305 of ERISA); (E) the fair market value of the assets of each Pension Plan exceeds the present value of all benefits accrued under such Pension Plan (determined based on those assumptions used to fund such Pension Plan); (F) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder), other than events for which the 30-day notice period has been waived, has occurred or is reasonably expected to occur; (G) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (H) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA).

(ee)         Disclosure Controls. The Company and its subsidiaries taken as a whole maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act applicable to the Company and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(ff)          Accounting Controls. The Company and its subsidiaries taken as a whole maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Company and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries taken as a whole maintain internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company is not aware of any material weaknesses or significant deficiencies in the Company’s internal controls over financial reporting that have been identified by the Company or its auditors (it being understood that this subsection (ff) shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) as of an earlier date than it would otherwise be required to so comply under applicable law). The Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting known to the Company which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(gg)     Insurance. Except (i) as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses as is customary in their respective industry, which insurance is in amounts and insures against such losses and risks as are customarily deemed adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (A) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business as described in Registration Statement, the Pricing Disclosure Package and the Prospectus.

(hh)     Cybersecurity; Data Protection. Except (i) as described in Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (A) the Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and are, to the knowledge of the Company, free and clear of all bugs, errors, defects, Trojan horses, malware and other corruptants; (B) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses; (C) to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized use or disclosure of or access to the same, except for those that have been remedied without the duty to notify any other person or governmental or regulatory authority, and there are no incidents under internal review, or, to the knowledge of the Company, investigations by governmental or regulatory authorities or other third parties relating to the same; and (D) the Company and its subsidiaries are in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court, arbitrator or governmental or regulatory authority, applicable policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(ii)            Compliance with Health Care Laws. Except (i) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each of the Company and its subsidiaries is and for the last three years has been in compliance with all applicable Health Care Laws. For purposes of this Agreement, “Health Care Laws” means all currently applicable state and federal health care laws, including: (i) all federal and state health care related fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the federal False Claims Act (31 U.S.C. §§ 3729 et seq.), the civil monetary penalties laws (42 U.S.C. § 1320a-7a), the exclusion laws (42 U.S.C. § 1320a-7), the criminal health care fraud statutes set forth at 18 U.S.C. §§ 286, 287, 1035, 1347 and 1349, the Medicare statute (Title XVIII of the Social Security Act), the Medicaid statute (Title XIX of the Social Security Act), the Children’s Health Insurance Program (CHIP) statute (Title XXI of the Social Security Act), and all other laws related to any government funded or sponsored healthcare programs; (ii) the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C.§§ 17921 et seq.); and (iii) any comparable state counterpart, as amended, and the regulations promulgated thereunder. Additionally, none of the Company, its subsidiaries or their respective officers or directors or, to the knowledge of the Company, their respective contractors or agents or their employees, is or has been excluded, suspended or debarred from participation in any U.S. federal health care program or, to the knowledge of the Company and its subsidiaries, is subject to any Action that would reasonably be expected to result in debarment, suspension or exclusion. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received written notice from any governmental entity, court or arbitrator alleging or asserting non-compliance with applicable Health Care Laws. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has been subject to any unsealed qui tam complaint alleging that any operation or activity of the Company or any of its subsidiaries is in violation of any applicable Health Care Laws. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries is a party to or has any reporting or disclosure obligations under any corporate integrity agreements, non- or deferred-prosecution agreements, monitoring agreements, consent decrees, settlement orders or similar agreements with or imposed by any governmental entity.

(jj)     No Unlawful Payments. None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, authorized agent or controlled affiliate acting on behalf of the Company or any of its subsidiaries has: (i) used any company funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the U.K. Bribery Act 2010, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce, appropriate controls reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(kk)         Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted in compliance with applicable financial recordkeeping and reporting requirements, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll)           No Conflicts with Sanctions Laws. None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, authorized agent or controlled affiliate acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized, incorporated or resident in a country or territory that is the subject or the target of country-wide or territory-wide Sanctions, including, without limitation, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria, until such time such country or territory is no longer the subject or the target of Sanctions (each, a “Sanctioned Country”). For the past ten years, the Company and its subsidiaries have not engaged in, are not now engaged in and will not engage in any dealings or transactions (A) with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or (B) with any Sanctioned Country.

(mm)        No Restrictions on Subsidiaries. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(nn)         No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(oo)          No Registration Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, which rights have been validly waived or complied with, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the sale of the Shares to be sold by the Selling Stockholders hereunder.

(pp)        No Stabilization. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(qq)        Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr)          Industry, Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the industry, statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ss)         Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(tt)          Status Under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(uu)     No Ratings. There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) under the Exchange Act.

4.            Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, represents and warrants to each Underwriter and the Company that:1

(a)            Organization and Good Standing. Such Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization.

(b)            Due Authorization. Such Selling Stockholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(c)            The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(d)            No Conflicts. The execution, delivery and performance by such Selling Stockholder of this Agreement, the sale of the Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any property, right or asset of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter, by-laws or trust agreement or similar organizational documents of such Selling Stockholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency applicable to such Selling Stockholder, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Selling Stockholder’s ability to perform its obligations under this Agreement.

(e)            No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by such Selling Stockholder of this Agreement, the sale and delivery of the Shares by the Selling Stockholders and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications (i) as have been obtained or made, (ii) as may be required by FINRA and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters or (iii) as would not, individually or in the aggregate, reasonably be expected to impair such Selling Stockholder’s ability to perform its obligations under this Agreement in any material respect.

1 NTD: Clean hands confirmation to be given orally at pricing/closing.

(f)            Title to Shares. Such Selling Stockholder has good and valid title or a valid “security entitlement” (within the meaning of Section 8-102 of the New York Uniform Commercial Code (the “UCC”)) to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Stockholder hereunder, free and clear of all security interests, liens, encumbrances, equities or claims, other than liens securing margin loans that will be released at or prior to the Closing Date or Additional Closing Date, as the case may be; such Selling Stockholder will have, immediately prior to the Closing Date or the Additional Closing Date, as the case may be, good and valid title or a valid “security entitlement” (within the meaning of Section 8-102 of the UCC) to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Stockholder, free and clear of all security interests, liens, encumbrances, equities or claims; and upon delivery of the Shares against payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

(g)            No Stabilization. Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(h)            Pricing Disclosure Package. The Pricing Disclosure Package at the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such Selling Stockholder’s representation under this Section 4(h) shall only apply to any untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with any information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by each Selling Stockholder consists of (A) the legal name and address of such Selling Stockholder and the other information about such Selling Stockholder set forth in the footnote relating to such Selling Stockholder under the caption “Principal and Selling Stockholders” and (B) the number of shares of Common Stock beneficially owned by such Selling Stockholder before and after the offering (excluding percentages) that appears in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (collectively, the “Selling Stockholder Information”).

(i)            Issuer Free Writing Prospectus and Written Testing-the-Waters Communication. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Stockholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representatives.

(j)            Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such Selling Stockholder’s representation under this Section 4(j) shall only apply to any untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with such Selling Stockholder’s Selling Stockholder Information.

(k)            Stamp Taxes. Each of the Selling Stockholders organized in a jurisdiction outside of the United States (each, a “Non-U.S. Selling Stockholder”) represents that no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in such Selling Stockholder’s jurisdiction of organization or any political subdivision or taxing authority thereof solely in connection with (i) the execution, delivery and performance of this Agreement, (ii) the sale and delivery of the Shares in the manner contemplated by this Agreement and the Prospectus or (iii) the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Prospectus, in each case, except for any net income, capital gains or franchise taxes imposed on the Underwriters by such Selling Stockholder’s jurisdiction of organization or any political subdivision or taxing authority thereof as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such tax.

5.            Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)            Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act and will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)            Delivery of Copies. The Company will, if requested, deliver, without charge, to each Underwriter (i) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (ii) during the Prospectus Delivery Period (as defined below), an electronic copy of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus). As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)            Amendments or Supplements; Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably and timely object by written notice (which may be by electronic mail) to the Company.

(d)            Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing (which may be by electronic mail): (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or, to the Company’s knowledge, the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or, to the Company’s knowledge, the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)            Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)            Blue Sky Compliance. If required by applicable law, the Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)            Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have furnished such statement to its security holders and the Representatives to the extent such statement is filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system or any successor thereto (“EDGAR”).

(h)            Clear Market. For a period beginning on the date of the Prospectus and ending at 12:01 am, New York time, on the 60th day after the date of the Prospectus (the “Restricted Period”), the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, other than (A) any grants of options or other equity awards or issuances of shares of Stock of the Company upon the exercise of options or other equity awards, in each case, granted under Company Stock Plans that are disclosed in the Registration Statement, the Pricing Disclosure Package and Prospectus, (B) any filing by the Company of a Registration Statement on Form S-8 relating to a Company Stock Plan, inducement award or employee stock purchase plan that is disclosed in the Registration Statement, the Pricing Disclosure Package and Prospectus or any assumed employee benefit plan contemplated by clause (D), (C) any shares of Common Stock issued upon the exercise, conversion or exchange of securities of the Company outstanding as of the date of this Agreement and disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (D) up to 5.0% of the total number of outstanding shares of Common Stock on the date hereof, issued by the Company in connection with mergers, acquisitions or commercial or strategic transactions (including, without limitation, entry into joint ventures, marketing or distribution agreements or collaboration agreements or acquisitions of technology, assets or intellectual property licenses), and (E) confidential submission with the Commission or FINRA of any registration statement under the Securities Act; provided that in the case of clauses (A) through (C), the Company shall cause each recipient that is a member of the Company’s board of directors, executive officer of the Company or a beneficial holder of 5.0% or more of the fully diluted capital stock of the Company to execute a lockup agreement for the Restricted Period in the form of Exhibit A hereto if not already a party thereto; provided, further, that in the case of clause (D), the Company shall cause each recipient to execute a lockup agreement for the Restricted Period in the form of Exhibit A hereto.

(i)            No Stabilization. Neither the Company nor its subsidiaries or controlled affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(j)            Exchange Listing. The Company will use its reasonable best efforts to maintain the listing of the Shares on the Nasdaq Market.

(k)            Reports. For a period of two years from the date of this Agreement, so long as the Shares are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on EDGAR.

(l)            Record Retention. For a period of two years from the date of this Agreement, the Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m)           Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(n)            Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period.

6.            Further Agreements of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, covenants and agrees with each Underwriter that:

(a)            No Stabilization. Such Selling Stockholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(b)            Tax Form. Such Selling Stockholder will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Internal Revenue Service Form W-9 or applicable Form W-8, as appropriate, together with all required attachments to such form.

(c)            Use of Proceeds. Such Selling Stockholder will not directly or knowingly indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions or (iv) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of any money or anything of value to any Person in contravention of any Anti-Money Laundering Laws or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or the U.K. Bribery Act 2010, each as may be amended.

(d)            Certification of Beneficial Ownership. Such Selling Stockholder will deliver to the Representatives, on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and each Selling Stockholder undertakes to provide such additional supporting documentation as any Underwriter may reasonably request in connection with the verification of the foregoing certification.

7.            Certain Agreements of the Underwriters.      Each Underwriter hereby severally represents and agrees that:

(a)            It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 5(c) above (including any electronic road show approved in advance in writing (which may be by electronic mail) by the Company) or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

(b)            It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that the Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company; provided, further, that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)            It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

8.            Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and each Selling Stockholder of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)            Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)            Representations and Warranties. The respective representations and warranties of the Company and the Selling Stockholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of each of the Selling Stockholders made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)            No Material Adverse Change. No event or condition of a type described in Section 3(i) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d)            Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (x) a certificate of an executive officer of the Company, who has specific knowledge of the Company’s and its subsidiaries’ financial matters and is reasonably satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b), 3(c) and 3(f) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and (c) above and (y) a certificate of each of the Selling Stockholders, in form and substance reasonably satisfactory to the Representatives, (i) confirming that the representations of such Selling Stockholder set forth in Sections 4(h), (i) and (j) hereof are true and correct and (ii) confirming that the other representations and warranties of such Selling Stockholder in this Agreement are true and correct and that such Selling Stockholder has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be.

(e)            Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, KPMG LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f)            Opinion and 10b-5 Statement of Counsel for the Company. Simpson Thacher & Bartlett LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, its written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(g)            Opinion of Counsel for the Selling Stockholders. (i) Loyens & Loeff N.V., Luxembourg counsel for the EQT Stockholder (as defined in Schedule 2 hereto), (ii) Torys LLP, counsel for the CPPIB Stockholder (as defined in Schedule 2 hereto), (iii) Kirkland & Ellis LLP, counsel for the Bain Stockholders (as defined in Schedule 2 hereto) and (iv) Simpson Thacher & Bartlett LLP, counsel for the EQT Stockholder, each shall have furnished to the Representatives, at the request of such Selling Stockholders, their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h)            Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Latham & Watkins LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)            No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the Shares by the Selling Stockholders; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the Shares by the Selling Stockholders.

(j)            Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, reasonably satisfactory evidence of the good standing (or jurisdictional equivalent) of the Company and its significant subsidiaries organized in the United States, in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)            Exchange Listing. The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq Market.

(l)            Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the Chief Executive Officer and Chief Financial Officer of the Company and the directors of the Company and the Selling Stockholders relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(m)            Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Stockholders shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.            Indemnification and Contribution.

(a)            Indemnification of the Underwriters and the Selling Stockholders by the Company. The Company agrees to indemnify and hold harmless each Underwriter and each Selling Stockholder, their respective affiliates, directors and officers and each person, if any, who controls such Underwriter or Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, promptly after such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication prepared or authorized by the Company, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with, (i) with respect to each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (c) below or (ii) with respect to each Selling Stockholder, its affiliates, directors and officers and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, such Selling Stockholder’s Selling Stockholder Information.

(b)            Indemnification of the Underwriters by the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to, in each case, any such losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, promptly after such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with such Selling Stockholder’s Selling Stockholder Information. No Selling Stockholder shall be liable under the indemnity agreement contained in this paragraph and the contribution provisions of this Section 9 in excess of an amount equal to the aggregate net proceeds (after deducting underwriting commissions and discounts, but before deducting expenses) applicable to the Shares sold by such Selling Stockholder pursuant to this Agreement (the “Selling Stockholder Proceeds”).

(c)            Indemnification of the Company and the Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Preliminary Prospectus and the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” and the information contained in the fifteenth and sixteenth paragraph under the caption “Underwriting.”

(d)            Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall be entitled to participate therein, and to the extent it wishes, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9, that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses in such proceeding and shall promptly pay the reasonable and documented fees and expenses of such counsel related to such proceeding and, after notice from the Indemnifying Person to such Indemnified Person of its election to assume the defense thereof, the Indemnifying Person shall not be liable to such Indemnified Person under paragraph (a), (b) or (c) above, as the case may be, for any legal expenses of other counsel or any other expenses, in each case, documented and subsequently incurred by such Indemnified Person in connection with the defense thereof, other than reasonable costs of investigation (other than as provided in the following sentence); provided that, for the avoidance of doubt, the failure to notify the Indemnified Person shall not relieve the Indemnifying Person from any liability that it may have to an Indemnified Person. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel that is required to defend against any such proceeding) for all Indemnified Persons, and that all such reasonable and documented fees and expenses shall be paid or reimbursed promptly. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives, any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholders and any control persons of the Selling Stockholders shall be designated in writing by the Selling Stockholders selling a majority of the Shares under this Agreement. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld, delayed or conditioned), but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)            Contribution. If the indemnification provided for in paragraph (a), (b) or (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Stockholders from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, on the one hand, or by the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)            Limitation on Liability. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation (even if the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (e) and (f), in no event shall (i) an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, or (ii) a Selling Stockholder be required to contribute an amount in excess of the amount by which such Selling Stockholder’s Selling Stockholder Proceeds exceed the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) are several in proportion to their respective purchase obligations hereunder and not joint.

(g)            Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

10.            Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

11.            Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by written notice to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date: (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12.            Defaulting Underwriter.

(a)            If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Stockholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Stockholders may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Stockholders or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)            If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)            If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Stockholders shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d)            Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholders or any non-defaulting Underwriter for damages caused by its default.

13.            Payment of Expenses.

(a)            Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its and the Selling Stockholders’ obligations hereunder, including, without limitation: (i) the costs incident to the authorization, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants and of counsel to one of the Selling Stockholders; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including reasonable and documented related fees and expenses of counsel for the Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; provided, however, that the amounts payable by the Company for the fees and disbursements of counsel to the Underwriters pursuant to this subsection (vii) and for the fees and expenses pursuant to subsection (iv) shall not exceed $35,000 in the aggregate; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, including, without limitation, any travel expense of the Company’s officers and employees and any other expense of the Company, including 50% of the costs of chartering aircraft transportation in connection with any “road show” (it being understood that the Underwriters will pay the other 50% of the costs of chartering aircraft transportation in connection with any “road show”); and (ix) all expenses and application fees related to the listing of the Shares on the Nasdaq Market. For the avoidance of doubt, each Selling Stockholder will pay all of its own underwriting discounts, commissions and stock transfer taxes, if any, payable upon the sale or delivery of its respective Shares pursuant to this Agreement, as well as all other fees and disbursements of counsel for such Selling Stockholder not paid by the Company pursuant to this Section 13(a). It is further understood, however, that except as provided in this Section 13 and Section 9 hereof, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on the resale of any of the Shares held by them and any advertising expenses connected with any offers they may make, as applicable.

(b)            If (i) this Agreement is terminated pursuant to Section 11, (ii) the Selling Stockholders for any reason fail to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their counsel), other than those of a defaulting Underwriter in connection with a termination under Section 12 hereof, reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

(c)            The provisions of this Section 13 shall not affect any separate, valid agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.

14.            Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates, officers and directors of each Underwriter referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.            Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Stockholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholders or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 9 hereof.

16.            Certain Defined Terms. For purposes of this Agreement: (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

17.            Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.            Miscellaneous.

(a)            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, Email: registration-syndops@ny.email.gs.com, and c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Fax: 646-834-8133. Notices to the Company shall be given to it at Waystar Holding Corp., 1550 Digital Drive, #300, Lehi, Utah 84043; Attention: Chief Legal Officer, with a copy to Simpson Thacher & Bartlett LLP, 2475 Hanover Street, Palo Alto, California 94304, Attention: William B. Brentani and 425 Lexington Avenue, New York, New York 10017, Attention: Hui Lin. Notices to the Selling Stockholders shall be given to (i) the EQT Stockholder c/o EQT Partners Inc., 1114 Avenue of the Americas, 45th Floor, New York, NY 10036, Attention: Eric Liu and Ethan Waxman, with a copy to Simpson Thacher & Bartlett LLP, 2475 Hanover Street, Palo Alto, California 94304, Attention: William B. Brentani and 425 Lexington Avenue, New York, New York 10017, Attention: Hui Lin; (ii) the CPPIB Stockholder c/o CPPIB Equity Investments Inc., One Queen Street East, Suite 2500, Toronto, ON M5C 2W5 Canada, Attention: Samuel Blaichman, with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, Attention: Christopher R. Machera; and (iii) the Bain Stockholders c/o Bain Capital Private Equity, L.P., 200 Clarendon Street, Boston, MA 02116, Attention: Paul Moskowitz and Bryan Curran, with a copy to Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, Attention: Sophia Hudson, P.C. and Kirkland & Ellis LLP, 300 North LaSalle, Chicago, IL 60654, Attention: Christopher R. Elder, P.C.

(b)            Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)            Submission to Jurisdiction. Each of the Company, the Selling Stockholders and the Underwriters hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company, the Selling Stockholders and the Underwriters waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company, the Selling Stockholders and the Underwriters agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company, each Selling Stockholder and each Underwriter, as applicable, and may be enforced in any court the jurisdiction of which the Company, each Selling Stockholder and each Underwriter, as applicable, is subject by a suit upon such judgment. Each Non-U.S. Selling Stockholder irrevocably appoints EQT Partners Inc., located at 1114 Avenue of the Americas, 45th Floor, New York, NY 10036, in the case of the EQT Stockholder, and CPPIB America, Inc., located at 51 W. 52nd Street, New York, NY 10022 in the case of the CPPIB Stockholder, as its authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to any such Non-U.S. Selling Stockholder, as the case may be, by the person serving the same to the address provided in this Section 18(c), shall be deemed in every respect effective service of process upon such Non-U.S. Selling Stockholder in any such suit or proceeding. Each of the Non-U.S. Selling Stockholders hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. Each Non-U.S. Selling Stockholder further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(d)            Judgment Currency. Each Non-U.S. Selling Stockholder, severally and not jointly, agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of each Non-U.S. Selling Stockholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(e)            Waiver of Immunity. To the extent that any Non-U.S. Selling Stockholder has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) in the case of the EQT Stockholder, Luxembourg, or any political subdivision thereof, (ii) in the case of the CPPIB Stockholder, Canada, or any political subdivision thereof, (iii) the United States or the State of New York or (iv) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, each Non-U.S. Selling Stockholder hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(f)            Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(g)            Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18(g):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(h)            Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

(i)            Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j)            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(k)            General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

WAYSTAR HOLDING CORP.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SELLING STOCKHOLDERS:

DERBY LUXCO S.À R.L.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

CPP INVESTMENT BOARD PRIVATE HOLDINGS (4) INC.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

BCPE DERBY INVESTOR, LP

By: BCPE Derby GP, LLC
Its: General Partner

By: Bain Capital Fund XI, L.P.
Its: Member

By: Bain Capital Partners XI, L.P.
Its: General Partner

By: Bain Capital Investors, LLC
Its: General Partner

By:
Name:
Title:

BCPE DERBY (DE) SPV, LP

By: BCPE Derby (DE) SPV (GP), LLC
Its: General Partner

By: Bain Capital Fund XI, L.P.
Its: Member

By: Bain Capital Partners XI, L.P.
Its: General Partner

By: Bain Capital Investors, LLC
Its: General Partner

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:
Authorized Signatory

GOLDMAN SACHS & CO. LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:
Authorized Signatory

BARCLAYS CAPITAL INC.

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:
Authorized Signatory

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Number of Shares

J.P. Morgan Securities LLC	[ • ]
Goldman Sachs & Co. LLC	[ • ]
Barclays Capital Inc.	[ • ]
[ • ]	[ • ]
Total	[ • ]

Schedule 2

Selling Stockholder	Number of Underwritten Shares	Number of Option Shares
Derby LuxCo S.à. r.l (the “EQT Stockholder”)	[ • ]	[ • ]
CPP Investment Board Private Holdings (4) Inc. (the “CPPIB Stockholder”)	[ • ]	[ • ]
BCPE Derby Investor, LP	[ • ]	[ • ]
BCPE Derby (DE) SPV, LP (together with BCPE Derby Investor, LP., the “Bain Stockholders”)	[ • ]	[ • ]
Total	[ • ]	[ • ]

Annex A

a.            Pricing Disclosure Package

[None.]

b.            Pricing Information Provided Orally by Underwriters

$[ • ] per share

Number of Underwritten Shares: [ • ]

Number of Option Shares: [ • ]

Annex B

Waystar Holding Corp.
Pricing Term Sheet

[None.]

Exhibit A

Form of Lock-Up Agreement

[To be inserted.]